UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) August 9, 2000




                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


        Delaware                 1-3390                04-2260388
(State or other jurisdiction of (Commission        (I.R.S. Employer
 incorporation or organization)  File Number)     Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
(Address of principal executive offices)               (Zip Code)



(Registrant's telephone number, including area code)    (913) 676-8800



                            Not Applicable
(Former name or former address, if changed since last report.)

Item 5.  Other Events

On August 9, 2000, Seaboard Corporation ("Seaboard") announced that its Corporate management recently discovered information revealing that assets of its Produce Division had been overstated in prior periods due to accounting errors and irregularities in the Produce Division's books and records. After consultation with Seaboard's independent auditors, management has determined to restate Seaboard's financial statements for each of the prior periods effected. Seaboard also announced that the Produce Division had incurred operating losses of approximately $6.8 million for the six months ended June 30, 2000. These announcements are contained in the press release attached hereto as
Exhibit 99.1 which is incorporated herein in its entirety.


Item  7.   Financial Statements, Pro Forma Financial  Information  and
Exhibits.


(c) Exhibits.

     Exhibit No.

           99.1 Text of Press Release of Seaboard Corporation, dated August 9, 2000


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  August 9, 2000

                           Seaboard Corporation


                           by:  /s/ Robert L. Steer
                               Robert L. Steer, Vice President-Chief
                               Financial Officer